UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 2, 2021

TENNANT COMPANY

(Exact name of registrant as specified in its charter)

Minnesota	1-16191	41-0572550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10400 Clean Street Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(763) 540-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.375 per share	TNC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Form 8-K/A amends and restates the original Current Report on Form 8-K that was filed on April 7, 2021, in order to correct the original Current Report’s description of certain covenants contained in the 2021 Credit Agreement, as marked below. The descriptions contained in this Form 8-K/A and the original Current Report are subject to the full terms and conditions of the credit facility as set forth in the 2021 Credit Agreement. A copy of the 2021 Credit Agreement is filed as Exhibit 10.1 to the original Current Report and is incorporated by reference herein.

Item 1.01	Entry into a Material Definitive Agreement.

JPMorgan Credit Facility

On April 5, 2021, Tennant Company (the “Company”) and the Foreign Subsidiary Borrowers from time to time party thereto entered into an Amended and Restated Credit Agreement (the “2021 Credit Agreement”) with JPMorgan Chase Bank, N. A. (“JPMorgan”), as administrative agent, U.S. Bank National Association, and HSBC Bank USA, National Association, as co-syndication agents, Bank of the West, BMO Harris Bank, N.A., and Wells Fargo Bank, National Association, as co-documentation agents, and the Lenders (including JPMorgan) from time to time party thereto. The 2021 Credit Agreement provides the Company and certain of its foreign subsidiaries access to a senior secured credit facility until April 5, 2026, consisting of a term loan facility in an amount up to $100 million and a revolving facility in an amount up to $450 million with an option to expand the revolving facility by up to $275 million, with the consent of the Lenders willing to provide additional borrowings in the form of increases to their revolving facility commitment or funding of incremental term loans. Borrowings may be denominated in U.S. dollars or certain other currencies.

The fee for committed funds under the revolving facility of the 2021 Credit Agreement ranges from an annual rate of 0.15% to 0.30%, depending on the Company’s leverage ratio. Borrowings denominated in U.S. dollars under the 2021 Credit Agreement bear interest at a rate per annum equal to (a) the greatest of (i) the prime rate, (ii) the federal funds rate plus 0.50% and (iii) the adjusted LIBO rate for a one month period, but in any case, not less than 1%, plus, in any such case, 1.0%, plus an additional spread of 0.10% to 0.70%, depending on the Company’s leverage ratio, or (b) the LIBO Rate, as adjusted for statutory reserve requirements for eurocurrency liabilities, but in any case, not less than 0%, plus an additional spread of 1.10% to 1.70%, depending on the Company’s leverage ratio.

In connection with the 2021 Credit Agreement, the Company reaffirmed its security interest in favor of the lenders in substantially all its personal property, and pledged the stock of its domestic subsidiaries and 65% of the stock of its first tier foreign subsidiaries. The obligations under the 2021 Credit Agreement are also guaranteed by certain of the Company’s first tier domestic subsidiaries and those subsidiaries also provided a security interest in their similar personal property.

The 2021 Credit Agreement contains customary representations, warranties and covenants, including but not limited to covenants restricting the Company’s ability to incur indebtedness and liens and merge or consolidate with another entity. Further, the 2021 Credit Agreement contains the following covenants:

-        a covenant requiring the Company to maintain an indebtedness to EBITDA ratio, determined as of the end of each of its fiscal quarters, of no ~~less~~  greater than 3.50 to 1.00, with certain alternative requirements for permitted acquisitions greater than $50,000,000;

-        a covenant requiring the Company to maintain an EBITDA to interest expense ratio for a period of four consecutive fiscal quarters as of the end of each quarter of no less than 3.00 to 1; and

-        a covenant restricting the Company from paying dividends or repurchasing stock if, after giving effect to such payments and assuming no default exists or would result from such payment, the Company’s leverage ratio is greater than 2.50 to 1, in such case limiting such payments to $60 million during any fiscal year.

The full terms and conditions of the credit facility are set forth in the 2021 Credit Agreement. A copy of the 2021 Credit Agreement is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under “Item 1.01 Entry into a Material Definitive Agreement” with respect to the 2021 Credit Agreement is hereby incorporated by reference.

Item 8.01	Other Events.

On April 2, 2021, the Company issued a conditional notice of redemption for $300,000,000 principal amount outstanding of its 5.625% Senior Notes due 2025 (CUSIP 880345 AB29) (the "Notes") on May 3, 2021 (the "Redemption Date"), subject to the satisfaction of the Condition (as defined below).

Subject to the satisfaction of the Condition, Tennant intends to redeem the Notes at a price equal to 102.813% of the principal amount of the Notes redeemed plus accrued and unpaid interest, if any, to the Redemption Date (the "Redemption Price"). The redemption of the Notes is subject to and conditioned upon Tennant’s receipt prior to the Redemption Date of funds from its term and revolving loan facility, that together with cash on hand, are sufficient to pay, in the sole discretion of the Company, the Redemption Price (the “Condition”). Interest on the Notes will cease to accrue on the Redemption Date, subject to satisfaction of the Condition.

Payment of the Redemption Price will be made through the facilities of The Depository Trust Company.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.01	Credit Agreement, dated as of April 5, 2021(incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 7, 2021

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tennant Company

Date: April 29, 2021	By:	/s/ Kristin A. Stokes
Kristin A. Stokes
Senior Vice President, General Counsel and Secretary